Filed pursuant to Rule 424(b)(5) Registration No. 333-274695
PROSPECTUS SUPPLEMENT (To Prospectus dated December 21, 2023)

European Investment Bank

$4,000,000,000 4.375% Notes due 2031

The 4.375% notes due 2031 offered hereby (the “Notes”) will bear interest at a rate of 4.375% per year. The European Investment Bank (the “EIB”) will pay interest on the Notes on May 25 and November 25 of each year, commencing on November 25, 2026 (short first coupon for the period from, and including, August 25, 2026 to, but excluding, November 25, 2026).

The Notes will mature on November 25, 2031. The EIB will not have the right to redeem the Notes before their scheduled maturity. The Notes will be unconditional, direct and general obligations of the EIB in accordance with the terms for their payment and performance. The Notes will rank pari passu with any present or future indebtedness of the EIB represented by any unsubordinated and unsecured notes or bonds.

Application has been made for the Notes to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange.  No assurance can be given that such application will be approved or that any of the Notes will be listed and admitted to trading thereon, and settlement of the Notes is not conditioned on obtaining this listing.

PRICE OF THE NOTES 99.792%

	Per Note	Total
Public offering price (1)	99.792%	$3,991,680,000
Underwriting discount	0.125%	$5,000,000
Proceeds, before expenses, to the EIB (1)	99.667%	$3,986,680,000

(1)  Plus accrued interest, if any, from August 25, 2026 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The underwriters named in this prospectus supplement expect to deliver the Notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its direct and indirect participants (including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”)) on or about August 25, 2026.

Barclays	Deutsche Bank	RBC Capital Markets

The date of this prospectus supplement is August 18, 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the Notes being offered.  This prospectus supplement may also add, update or change information contained in the accompanying prospectus.  The second part, the accompanying prospectus, presents general information about us and a general description of the debt securities we may offer from time to time, some of which does not apply to the Notes being offered.  If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.  If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” below before you purchase the Notes.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any “free writing prospectus” prepared by or on behalf of us and do not make any representation or warranty with respect to the accuracy or completeness of, or take any responsibility for, any such information. We specifically disclaim any liability with respect to any other information that others may give you.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference therein is accurate or complete at any date other than the date indicated on the cover page of those documents.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

We are not offering to sell the Notes or soliciting offers to purchase the Notes in any jurisdiction where the offer or sale is not permitted.  The Notes are offered globally for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers.  The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law.  Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions.  This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.  See “Underwriters—Selling Restrictions”.

While application has been made for the Notes to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange, we cannot guarantee that such application will be approved or that any of the Notes will be listed and admitted to trading thereon, and settlement of the Notes is not conditioned on obtaining this listing.  See “Description of Notes—Listing”.

References in this prospectus supplement to “we”, “our” or “us” are to the EIB.  References to “U.S. dollars”, “USD”, “U.S. $”, “dollar” or “$” are to the lawful currency of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

The registration statement of which this prospectus supplement and the accompanying prospectus form part, including the attached exhibits and schedules, contains additional relevant information about the Notes.  The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement and the accompanying prospectus.

While the EIB is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file reports and other information with the SEC under the Exchange Act on a voluntary basis.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), on which all our filings made after December 15, 2002 are available.

If the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange, this prospectus supplement and the accompanying prospectus will be published on the official website of the Luxembourg Stock Exchange (http://www.luxse.com). Information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this prospectus supplement.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that:

●	we can disclose important information to you by referring you to another document filed separately with the SEC;

●	information in a document incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement and the accompanying prospectus;

●	information in this prospectus supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus;

●	information in a document incorporated by reference in this prospectus supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus; and

●	information that we file in the future with the SEC that we incorporate by reference in this prospectus supplement will automatically update and supersede information in this prospectus supplement and the accompanying prospectus.

This prospectus supplement incorporates by reference the documents listed below that we previously filed with the SEC.  They contain important information about us.  All other documents which we previously filed with the SEC, including those listed under the heading “Incorporation by Reference” in the accompanying prospectus, have been superseded by the documents listed below.

SEC Filings
Annual Reports on Form 18-K	●	For the fiscal year ended December 31, 2025, as filed with the SEC on May 5, 2026 (File No. 001-05001)
	●	For the fiscal year ended December 31, 2024, as filed with the SEC on May 6, 2025 (File No. 001-05001)

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Amendments on Form 18-K/A	●	Amendment No. 1 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2025, as filed with the SEC on May 21, 2026 (File No. 001-05001)
	●	Amendment No. 2 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2025, as filed with the SEC on June 16, 2026 (File No. 001-05001)
	●	Amendment No. 4 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2025, as filed with the SEC on August 6, 2026 (File No. 001-05001)
	●	Amendment No. 1 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on June 25, 2025 (File No. 001-05001)
	●	Amendment No. 2 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on July 16, 2025 (File No. 001-05001)
	●	Amendment No. 4 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on August 8, 2025 (File No. 001-05001)
	●	Amendment No. 5 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on August 26, 2025 (File No. 001-05001)
	●	Amendment No. 7 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on January 13, 2026 (File No. 001-05001)
	●	Amendment No. 8 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on February 10, 2026 (File No. 001-05001)
	●	Amendment No. 9 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on April 10, 2026 (File No. 001-05001)
	●	Amendment No. 10 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the SEC on April 21, 2026 (File No. 001-05001)

We also incorporate by reference in this prospectus supplement any future filings, or portions of such filings, made with the SEC under the Exchange Act, after the date of this prospectus supplement until completion of this offering, to the extent such filings, or such portions of such filings, indicate that they are intended to be incorporated by reference in this prospectus supplement.

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Upon written or oral request, we will provide to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement.  You may make such a request by writing or telephoning us at the following address or telephone number:

European Investment Bank
Capital Markets Department
98-100, boulevard Konrad Adenauer
L-2950 Luxembourg
Grand Duchy of Luxembourg
Telephone: (+352) 43 79 1
E-mail: investor.relations@eib.org

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and documents incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements.  These statements generally may be identified by the use of forward-looking words, phrases, and expressions such as “believe”, “expect”, “aim”, “anticipate”, “intend”, “foresee”, “forecast”, “predict”, “project”, “estimate”, “likely”, “may”, “might”, “will”, “could”, “should”, “would”, “seek”, “plan”, “scheduled”, “possible”, “continue”, “potential”, “outlook”, “target” or other similar words, phrases, and expressions; provided that the absence thereof does not mean that a statement is not forward-looking.

Forward-looking statements involve inherent risks, uncertainties, and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements were reasonable as of the date they were made, no assurance can be given that such expectations will prove to have been correct.  Accordingly, actual results could differ materially from those contained in any forward-looking statements.  Consequently, you are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or release any revisions to these forward-looking statements in light of new information or to reflect events or circumstances after the date of the particular statement or to reflect the occurrence of unanticipated events, except to the extent required by applicable law.  All subsequent forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements herein.

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SUMMARY OF THE OFFERING

 The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	European Investment Bank.

Securities Offered	$4,000,000,000 aggregate principal amount of 4.375% Notes due 2031.

Ranking	The Notes will be unconditional, direct and general obligations of the EIB in accordance with the terms for their payment and performance. The Notes will rank pari passu with any present or future indebtedness of the EIB represented by any unsubordinated and unsecured notes or bonds.

Maturity Date	November 25, 2031.

Interest Payment Dates	May 25 and November 25 of each year, commencing on November 25, 2026 (short first coupon for the period from, and including, August 25, 2026 to, but excluding, November 25, 2026).

Record Dates	The close of business on May 15 and November 15 (whether or not a business day) prior to each Interest Payment Date.

Interest Rate	4.375% per annum.

Denominations	The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

Redemption	The Notes are not subject to redemption prior to their scheduled maturity.

Use of Proceeds	The net proceeds from the sale of the Notes will be used in the general operations of the EIB, including disbursements of loans heretofore or hereafter granted by the EIB. See “Use of Proceeds”.

Further Issues	The EIB may from time to time, without notice to or the consent of any of the holders of the Notes, create and issue additional notes ranking pari passu with the Notes and having the same terms as to status, interest rate, maturity, redemption or otherwise in all respects as the Notes (except for the public offering price, the issue date, and in some cases, the first interest payment date). Such additional notes shall be consolidated and form a single series with the Notes, including for purposes of voting and redemptions, and increase the aggregate principal amount of the Notes. See “Description of Notes—Further Issues”.

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Governing Law	State of New York.

Markets	The Notes are offered for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. See “Underwriters—Selling Restrictions”.

Listing	Application has been made for the Notes to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange. No assurance can be given that such application will be approved or that any of the Notes will be listed and admitted to trading thereon, and settlement of the Notes is not conditioned on obtaining this listing. If the application is approved, the EIB will have no obligation to maintain such listing, and may delist the Notes at any time.

Book-Entry Form, Settlement and Clearance	The Notes will be represented by the Global Note registered in the name of Cede & Co. as nominee for DTC. The Global Note will be deposited with a custodian for DTC. Investors may elect to hold interests in the Global Note through DTC, if they are participants in DTC, or indirectly through organizations that are participants in DTC. Initial settlement for the Notes will be made in immediately available funds in U.S. dollars. See “Book-Entry, Delivery and Form” in the accompanying prospectus.

Closing and Delivery	It is currently expected that delivery of the Notes will occur on or about August 25, 2026.

Withholding Tax	The EIB has been advised that under current U.S. tax law payments of principal of and interest on the Notes may generally be made by the EIB without withholding or deduction for U.S. withholding taxes. For further details, see “Taxation” in the accompanying prospectus.

Fiscal Agent, Registrar, Transfer Agent and Paying Agent	Citibank, N.A., London Branch.

Listing Agent	Banque Internationale à Luxembourg S.A.

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USE OF PROCEEDS

The net proceeds of $3,986,680,000 from the sale of the Notes will be used in the general operations of the EIB, including disbursements of loans granted by the EIB prior to or after the date of this prospectus supplement.  Neither the particular projects for which, or borrowers to which, loans will be made nor the countries in which such projects will be located have been identified.

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DESCRIPTION OF NOTES

The following description of the particular terms of the 4.375% Notes due 2031 offered hereby (the “Notes”, referred to in the accompanying prospectus as the “securities”) supplements, and to the extent, if any, inconsistent therewith replaces, the description of the general terms and provisions to the securities set forth in the accompanying prospectus to which description reference is hereby made.  Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Fiscal Agency Agreement and the Global Note. Copies of the Fiscal Agency Agreement and the Global Note are on file and available for inspection or collection by holders of the Notes at the Fiscal Agent’s office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, during business hours on any business day, or may be provided by email to a holder of the Notes following their prior written request to the Fiscal Agent and provision of proof of holding and identity (in a form satisfactory to the Fiscal Agent).

General

The Notes will be issued under a fiscal agency agreement dated as of December 21, 2023, as amended and supplemented from time to time (the “Fiscal Agency Agreement”, as described in the accompanying prospectus), between the EIB and Citibank, N.A., London Branch, as fiscal agent (the “Fiscal Agent”).  The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.

The Notes will bear interest at a rate of 4.375% per year. Interest will be payable May 25 and November 25 of each year (each, an “Interest Payment Date”), with the initial payment on November 25, 2026 (short first coupon for the period from, and including, August 25, 2026 to, but excluding, November 25, 2026). The Notes will bear interest from August 25, 2026.

The Notes will be unconditional, direct and general obligations of the EIB in accordance with the terms for their payment and performance.  The Notes will rank pari passu with any present or future indebtedness of the EIB represented by any unsubordinated and unsecured notes or bonds.

In addition to the Notes, the EIB may issue from time to time other series of securities under the Fiscal Agency Agreement consisting of notes, bonds, debentures and/or other unsecured evidences of indebtedness.

Registration or transfer of Notes will be effected without charge to the holders thereof.

Payment of Principal and Interest

If any Interest Payment Date or the maturity date is a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in any place of payment, then payment of principal or interest need not be made on that Interest Payment Date or the maturity date at such place of payment.  The EIB may make the required payment on the next succeeding day at such place of payment that is not a day on which banking institutions are authorized or obligated by law to close in New York (the place that is the financial center for the currency of payment) or in such place of payment.  The payment will be made with the same force and effect as if made on the Interest Payment Date or maturity date and no additional interest shall accrue for the period from the Interest Payment Date or maturity date to the date of actual payment.

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Payment of the principal of and interest on the Notes made at the offices of the Fiscal Agent or any paying agent shall be subject in all cases to any fiscal or other laws and regulations applicable thereto.  Consequently, neither the EIB nor any paying agent will make any additional payment in the event of a withholding tax being required in respect of any payment under or in connection with the Notes.  Neither the EIB nor any paying agent shall be liable to any holder of the Notes or other person for any commissions, costs, losses or expenses in relation to or resulting from such payments.

Interest will be payable to the persons in whose names the Notes are registered at the close of business on May 15 and November 15, being the date (whether or not a business day) that is ten calendar days prior to each Interest Payment Date. The principal of and interest on the Notes will be paid in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. The EIB may change or terminate the designation of paying agents from time to time. Payments of principal and interest at such agencies will be subject to applicable laws and regulations, including any withholding or other taxes, and will be effected by check, or, under certain circumstances, by transfer to an existing U.S. dollar account maintained by such holder with a bank in New York City. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months (unadjusted).

Maturity; Sinking Fund or Redemption; Repurchase

The EIB will redeem the Notes on November 25, 2031 at 100% of the principal amount of the Notes plus accrued but unpaid interest to such date.  The Notes are not subject to any sinking fund or to redemption prior to their scheduled maturity.  The EIB shall have the right at any time to purchase Notes in the open market or otherwise.  Any Notes so purchased may be resold at the EIB’s discretion if not surrendered to the Fiscal Agent for cancellation.

Further Issues

The Notes will initially be issued in an aggregate principal amount of $4,000,000,000.  The EIB may from time to time, without notice to or the consent of any of the holders of the Notes, create and issue additional notes ranking pari passu with the Notes and having the same terms as to status, interest rate, maturity, redemption or otherwise in all respects as the Notes (except for the public offering price, the issue date, and in some cases, the first interest payment date).  Such additional notes shall be consolidated and form a single series with the Notes, including for purposes of voting and redemptions, and increase the aggregate principal amount of the Notes; provided that any additional notes that are not fungible for U.S. Federal income tax purposes with the Notes shall be issued under a separate CUSIP, ISIN or other identifying number.  The term “Notes” will, in the event of such increase, also include such additional notes.  There is no limitation on the amount of Notes or other debt securities that the EIB may issue under the Fiscal Agency Agreement.

Notices

Notices to the holders of the Notes will be published in an English language newspaper having a general circulation in London, United Kingdom (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal).  However, for so long as the Notes are represented by the Global Note, notices may be given by delivery of the relevant notice by the EIB or the Fiscal Agent to DTC for communication by DTC to entitled participants in substitution for publication in any such newspaper.  If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as determined by the EIB.  In addition, if and for so long as any of the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange, and the rules and regulations of the Luxembourg Stock Exchange so require, such notices will also be published on the official website of the Luxembourg Stock Exchange (http://www.luxse.com).  Any notice shall be deemed to have been given on the date of its publication or, if published more than once on different dates, on the first date on which publication is made.  Notices delivered to DTC shall be deemed to have been given on the date when delivered.

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Governing Law, Jurisdiction and Consent to Service of Process

The Fiscal Agency Agreement and the Notes shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to their authorization and execution by the EIB, which shall be governed by the Treaty on the Functioning of the European Union, as amended and supplemented from time to time (the “TFEU”), and the Statute of the EIB, as amended and supplemented from time to time, which is annexed to the TFEU as Protocol (No 5) on the Statute of the European Investment Bank.

As more fully set forth in “Description of Securities—Governing Law, Jurisdiction and Consent to Service of Process” in the accompanying prospectus, the EIB has (i) expressly accepted the jurisdiction of any State or Federal court in the Borough of Manhattan, The City of New York in respect of any action arising out of or based upon the Notes which may be instituted in any such court by the holder of a Note and (ii) appointed the Ambassador of the European Union to the United States, with address at Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America, as its authorized agent upon whom process may be served in any such action; provided, however, that such acceptance of jurisdiction and such appointment shall not extend to actions brought under U.S. Federal securities laws or any state securities laws.  Notwithstanding the foregoing, any action arising out of or based upon the Notes may be instituted by the holder of a Note in any competent court of the jurisdiction in which the EIB has its seat.

Fiscal Agent

Citibank, N.A., London Branch is our Fiscal Agent under the Fiscal Agency Agreement and will be acting in such capacity through its office located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom.

The Fiscal Agent will, among other matters, be responsible for:

(i)	maintaining a record of the aggregate holdings of the Notes;

(ii)	ensuring that payments of principal and interest in respect of the Notes received by the Fiscal Agent from the EIB are duly credited to the holders of the Notes; and

(iii)	transmitting to the EIB any notices from the holders of the Notes.

The Fiscal Agent is the agent of the EIB, is not a trustee for the holders of the Notes and does not have the same responsibilities or duties to act for such holders as would a trustee.

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Listing

Application has been made for the Notes to be listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Bourse de Luxembourg, which is the regulated market of the Luxembourg Stock Exchange.  No assurance can be given that such application will be approved or that any of the Notes will be listed and admitted to trading thereon, and settlement of the Notes is not conditioned on obtaining this listing.  If the application is approved, the EIB will have no obligation to maintain such listing, and may delist the Notes at any time.

Banque Internationale à Luxembourg S.A. has been appointed as our Luxembourg listing agent in connection with the proposed listing of the Notes.  Any inquiries regarding the listing status of the Notes on the Luxembourg Stock Exchange should be directed to our Luxembourg listing agent at 69, route d’Esch, L-2953 Luxembourg, Grand Duchy of Luxembourg.

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UNDERWRITERS

Under the terms and subject to the conditions set forth in the underwriting agreement dated August 18, 2026 (the “Underwriting Agreement”), the underwriters named below (the “Underwriters”, and each an “Underwriter”) have severally agreed to purchase, and the EIB has agreed to sell to them, severally, the respective principal amount of the Notes set forth opposite their respective names below:

Underwriter	Principal Amount of Notes
Barclays Bank PLC	$1,333,333,000
Deutsche Bank Aktiengesellschaft	$1,333,333,000
RBC Capital Markets, LLC	$1,333,334,000
Total	$4,000,000,000

The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Notes are subject to, among other things, the approval of certain legal matters by counsel and certain other conditions. The Underwriters are obligated to purchase all the Notes if any are purchased.

The Underwriters have advised us that, subject to the selling restrictions set forth below, they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement.

Certain of the Underwriters and their affiliates engage in transactions with, and perform services for, the EIB in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment transactions with the EIB.  In addition, as a result of upfront payments that may be made by certain of the Underwriters in connection with some of the costs incurred by the EIB in relation to the issuance of the Notes, the actual net amounts received by such Underwriters may be lower than the underwriting discount set forth on the cover page of this prospectus supplement.

Purchasers of the Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover page hereof.

Expenses associated with this offering are estimated to be $225,000.

The EIB has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”).  Under Rule 15c6-1 under the Exchange Act, trades of securities in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes prior to the first business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.  Purchasers of the Notes who wish to make such trades should consult their own advisor.

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Stabilization

In order to facilitate the offering of the Notes, RBC Capital Markets, LLC (in this capacity, the “Lead Stabilization Agent”) (or any person acting on its behalf) may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail.  However, there is no assurance that the Lead Stabilization Agent (or any person acting on its behalf) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issue date of the Notes and 60 calendar days after the date of allotment of the Notes.  Any stabilization action or over-allotment of the Notes must be conducted by the Lead Stabilization Agent (or any person acting on its behalf) in accordance with all applicable laws and rules.

Selling Restrictions

The Notes are offered for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers.

Each of the Underwriters has represented and agreed that it and each of its affiliates has not acquired, offered, sold or delivered, and will not offer, sell or deliver, any of the Notes, directly or indirectly, or possess or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Notes or the EIB, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the EIB except as set forth in the Underwriting Agreement.

United Kingdom

Each Underwriter has represented and agreed that (i) it and each of its affiliates has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the EIB; and (ii) it and each of its affiliates has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

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Canada

Each Underwriter has represented and agreed that (i) the Notes have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof; and (ii) it and each of its affiliates has not offered or sold, and will not offer or sell, any Notes, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof, except pursuant to available exemptions from applicable Canadian provincial and territorial laws.

The Notes may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations, that are not individuals.  Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (in each case, including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Japan

Each Underwriter has represented and agreed that (i) the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”); and (ii) it and each of its affiliates has not offered or sold, and will not offer or sell, any Notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

South Korea

Each Underwriter has represented and agreed that (i) the Notes have not been and will not be registered under the Financial Investment Services and Capital Markets Act of the Republic of Korea (“Korea”); and (ii) it and each of its affiliates has not offered, sold or delivered, and will not offer, sell or deliver, any Notes, directly or indirectly, in Korea or to, or for the account or benefit of, any “resident” of Korea (as such term is defined in the Foreign Exchange Transaction Law of Korea and the rules and regulations promulgated thereunder), or to any other person for re-offering, resale or redelivery, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted under the applicable laws and regulations of Korea.

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Singapore

Each Underwriter has represented and agreed that it and each of its affiliates has acknowledged that neither this prospectus supplement nor the prospectus has been, nor will be, registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) and that, accordingly, it and each of its affiliates has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it or any of its affiliates circulate or distribute, this prospectus supplement, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than:

(a)	to an “institutional investor” (as defined in Section 4A of the SFA (as defined below)) pursuant to Section 274 of the SFA; or

(b)

to an “accredited investor” (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Hong Kong

Each Underwriter has represented and agreed that (i) it and each of its affiliates has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public in Hong Kong within the meaning of the C(WUMP)O; and (ii) it and each of its affiliates has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, other offering material or other document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

People’s Republic of China

Each Underwriter has represented and agreed that it and each of its affiliates has not offered, sold or delivered, and will not offer, sell or deliver, any Notes, directly or indirectly, in the People’s Republic of China (“PRC”) (a) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, (b) to any person within the PRC, or (c) to any person for re-offering, resale or redelivery to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.  For the purposes of this paragraph, the PRC does not include Taiwan or the special administrative regions of Hong Kong and Macau.

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MiFID II Product Governance / Retail Investors, Professional Investors and Eligible Counterparties Target Market

The EIB does not fall under the scope of application of MiFID II.  Consequently, the EIB does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of MiFID II.

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in MiFID II; and (ii) all channels for distribution of the Notes are appropriate, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels, subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable.

For the purposes of this section, the expression “MiFID II” means Directive 2014/65/EU of the European Parliament and of the Council of May 15, 2014 on markets in financial instruments and amending Directive 2002/92/EC and Directive 2011/61/EU, as amended from time to time, and the expression “manufacturer” means any Underwriter that is a manufacturer under MiFID II.

UK MiFIR Product Governance / Retail Investors, Professional Investors and Eligible Counterparties Target Market

The EIB does not fall under the scope of application of UK MiFIR.  Consequently, the EIB does not qualify as an “investment firm”, “manufacturer” or “distributor” for the purposes of UK MiFIR.

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is retail clients and eligible counterparties, each as defined in COBS, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the Notes are appropriate, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the UK MiFIR Product Governance Rules is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels, subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable.

For the purposes of this section, the expression “UK MiFIR” means Regulation (EU) No 600/2014 of the European Parliament and of the Council of May 15, 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012, as amended from time to time, as it forms part of UK domestic law by virtue of the EUWA, the expression “COBS” means the FCA Handbook - Conduct of Business Sourcebook, as amended from time to time, the expression “UK MiFIR Product Governance Rules” means the FCA Handbook - Product Intervention and Product Governance Sourcebook, as amended from time to time, the expression “EUWA” means the European Union (Withdrawal) Act 2018, as amended from time to time, and the expression “manufacturer” means any Underwriter that is a manufacturer under UK MiFIR.

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VALIDITY OF THE NOTES

The validity of the Notes will be passed upon by the EIB, acting through its Legal Directorate, and by Cravath, Swaine & Moore LLP, London, United Kingdom, U.S. counsel for the EIB, and for the Underwriters by Sullivan & Cromwell LLP, London, United Kingdom, U.S. counsel to the Underwriters.  All statements in this prospectus supplement and the accompanying prospectus with respect to the TFEU and the Statute have been passed upon by the EIB, acting through its Legal Directorate, and are included upon the authority of the EIB, acting through its Legal Directorate.  In rendering their opinions, Cravath, Swaine & Moore LLP and Sullivan & Cromwell LLP may rely as to matters concerning the TFEU and the Statute upon the opinion of the EIB, acting through its Legal Directorate.

EXPERTS

The following financial statements of the EIB as of December 31, 2025 and 2024, and for each of the fiscal years then ended, have been incorporated by reference herein (such reference being to the EIB’s Annual Reports on Form 18-K for the fiscal years ended December 31, 2025 and 2024), in reliance upon the reports of KPMG Audit Société à responsabilité limitée, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

(i)	the unconsolidated financial statements of the EIB prepared in accordance with the general principles of Directive 86/635/EEC of the Council of the European Communities of December 8, 1986 on the annual accounts and consolidated accounts of banks and other financial institutions, as amended by Directive 2001/65/EC of September 27, 2001, by Directive 2003/51/EC of June 18, 2003 and by Directive 2006/46/EC of June 14, 2006 (the “Directives”);

(ii)	the consolidated financial statements of the EIB prepared in accordance with the Directives; and

(iii)	the consolidated financial statements of the EIB prepared in accordance with International Financial Reporting Standards as adopted by the European Union.

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GENERAL INFORMATION

1.	The issuance of the Notes was duly authorized by the EIB pursuant to the authorization of its board of directors on December 10, 2025 and in compliance with procedures laid down by its management committee.

2.	The Notes have been accepted for clearance through DTC, Euroclear and Clearstream. The Notes have been assigned ISIN No. US298785KU94, CUSIP No. 298785KU9 and Common Code No. 348077180.

3.	The Legal Entity Identifier (LEI) code of the EIB is 5493006YXS1U5GIHE750.

4.	Annual reports and press notices will be available on the EIB’s website (http://www.eib.org). Information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The Authorized Representative of the EIB in the United States is the Ambassador of the European Union to the United States, who is the Head of the EU Delegation to the United States, and whose address is Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America.  As of the date of this prospectus supplement, Ms. Jovita Neliupšienė is the Ambassador of the European Union to the United States.

OFFICIAL STATEMENT

The information set forth in this prospectus supplement, except the information appearing under the heading “Underwriters”, is stated on the authority of the president of the EIB, acting in their duly authorized official capacity as President.  As of the date of this prospectus supplement, Ms. Nadia Calviño is the president of the EIB.

S-22

PROSPECTUS

European Investment Bank

The European Investment Bank, or “EIB”, from time to time may offer its securities denominated in U.S. dollars, in euro, in another currency of any of the member states of the European Union, in Japanese yen, or in other currencies to be determined at the time of sale.  The maximum aggregate principal amount of securities that may be issued is $16,197,166,000 treating any offering of securities in a currency or currencies other than the U.S. dollar as the equivalent in U.S. dollars based on the applicable exchange rate at the date of issue.

The securities will be offered from time to time in amounts and at prices and on terms to be determined at the time of sale and to be set forth in supplements to this prospectus.  The securities will be unconditional, direct and general obligations of the EIB in accordance with the terms for their payment and performance.  The securities will rank pari passu with any present or future indebtedness of the EIB represented by any unsubordinated and unsecured notes or bonds.

The specific designation, aggregate principal amount and other terms in connection with the offering and sale of each issue of securities will be set forth in a prospectus supplement.  You should read this prospectus and any prospectus supplement carefully.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement of the EIB filed with the Securities and Exchange Commission (the “SEC”), under Schedule B of the U.S. Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $16,197,166,000 or the equivalent of this amount in foreign currencies.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.

You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” below before you purchase our securities.  We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any prospectus supplement or any “free writing prospectus” prepared by or on behalf of us and do not make any representation or warranty with respect to the accuracy or completeness of, or take any responsibility for, any such information.  We specifically disclaim any liability with respect to any other information that others may give you.

We are not offering to sell these securities or soliciting offers to purchase these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference therein is accurate or complete at any date other than the date indicated on the cover page of those documents.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

References in this prospectus to “we”, “our” or “us” are to the EIB.  References to “euro”, “EUR” or “€” are to the single currency of the member states (the “Member States”, and each a “Member State”) of the European Union (the “EU”) participating in the third stage of the Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended and supplemented from time to time (the “TFEU”).  References to “U.S. dollars”, “USD”, “U.S. $”, “dollar” or “$” are to the lawful currency of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

The registration statement of which this prospectus forms a part, including the attached exhibits and schedules, contains additional relevant information about the securities.  The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

While the EIB is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file reports and other information with the SEC under the Exchange Act on a voluntary basis.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), on which all our filings made after December 15, 2002 are available.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that:

●	we can disclose important information to you by referring you to another document filed separately with the SEC;

●	information in a document incorporated by reference in this prospectus is considered to be a part of this prospectus;

●	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus;

●	information in a document incorporated by reference in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

●	information that we file in the future with the SEC that we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

This prospectus incorporates by reference the documents listed below that we previously filed with the SEC.  They contain important information about us.

SEC Filings

Annual Reports on Form 18-K	●	For the fiscal year ended December 31, 2022, as filed with the SEC on May 5, 2023 (File No. 001-05001)

	●	For the fiscal year ended December 31, 2021, as filed with the SEC on May 5, 2022 (File No. 001-05001)

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Amendments on Form 18-K/A	●	Amendment No. 2 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2022, as filed with the SEC on August 9, 2023 (File No. 001-05001)

	●	Amendment No. 3 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2022, as filed with the SEC on August 29, 2023 (File No. 001-05001)

	●	Amendment No. 2 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on August 9, 2022 (File No. 001-05001)

	●	Amendment No. 3 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on August 30, 2022 (File No. 001-05001)

	●	Amendment No. 4 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on October 27, 2022 (File No. 001-05001)

	●	Amendment No. 5 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on January 11, 2023 (File No. 001-05001)

	●	Amendment No. 6 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on February 14, 2023 (File No. 001-05001)

	●	Amendment No. 7 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2021, as filed with the SEC on April 25, 2023 (File No. 001-05001)

We also incorporate by reference in this prospectus all subsequent Annual Reports filed with the SEC on Form 18-K under the Exchange Act, as well as any subsequent amendments thereto filed with the SEC on Form 18-K/A to the extent such filings, or portions of such filings, indicate that they are intended to be incorporated by reference in this prospectus.  Furthermore, we incorporate by reference in this prospectus any other future filings, or portions of such filings, made with the SEC to the extent such filings, or such portions of such filings, indicate that they are intended to be incorporated by reference in this prospectus.

All filings, or portions of such filings, filed by us pursuant to the Exchange Act after the filing of this Registration Statement and prior to effectiveness of this Registration Statement shall be deemed to be incorporated by reference into this prospectus to the extent such filings, or such portions of such filings, indicate that they are intended to be incorporated by reference in this prospectus.

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Upon written or oral request, we will provide to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  You may make such a request by writing or telephoning us at the following address or telephone number:

European Investment Bank
Capital Markets Department
98-100, boulevard Konrad Adenauer
L-2950 Luxembourg
Grand Duchy of Luxembourg
Telephone: (+352) 43 79 1
E-mail: investor.relations@eib.org

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FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements generally may be identified by the use of forward-looking words, phrases, and expressions such as “believe”, “expect”, “aim”, “anticipate”, “intend”, “foresee”, “forecast”, “predict”, “project”, “estimate”, “likely”, “may”, “might”, “will”, “could”, “should”, “would”, “seek”, “plan”, “scheduled”, “possible”, “continue”, “potential”, “outlook”, “target” or other similar words, phrases, and expressions; provided that the absence thereof does not mean that a statement is not forward-looking.

Forward-looking statements involve inherent risks, uncertainties, and other factors that may cause our actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements were reasonable as of the date they were made, no assurance can be given that such expectations will prove to have been correct.  Accordingly, actual results could differ materially from those contained in any forward-looking statements.  Consequently, you are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or release any revisions to these forward-looking statements in light of new information or to reflect events or circumstances after the date of the particular statement or to reflect the occurrence of unanticipated events, except to the extent required by applicable law.  All subsequent forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements herein.

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THE EUROPEAN INVESTMENT BANK

Introduction

The EIB is an autonomous public institution established by the TFEU.  The EIB’s capital is subscribed by the Member States of the EU.  The EIB has never defaulted on the payment of principal of or interest on any security issued by it.  The EIB grants finance, in particular, in the form of loans and guarantees, for investments, utilizing its own capital resources and borrowings on capital markets.  The EIB is situated at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg.  The EIB’s internet address is at http://www.eib.org.  Information available on this website is not, and shall not be deemed to be, part of or incorporated by reference into this prospectus.

The EIB is also the majority shareholder of the European Investment Fund (the “EIF”). Other shareholders in the EIF are the European Commission (representing the EU) and other financial institutions. The central mission of the EIF is to support the EU’s small and medium-sized businesses by helping them to access finance. The “EIB Group” consists of the EIB and the EIF, with each body forming a separate legal entity enjoying legal personality and autonomy.

Mission

Under the TFEU, the task of the EIB is to contribute, by having recourse to the capital market and utilizing its own resources, to the balanced and steady development of the internal market in the interest of the EU.  For this purpose, operating on a non-profit-making basis, the EIB is required by the TFEU to grant loans and give guarantees in all sectors of the economy for projects which develop the less-developed regions of the EU and, where the projects are of such size or nature that they cannot be entirely financed from resources available in the individual Member States, for projects which modernize or convert undertakings or develop new activities called for by the establishment or functioning of the internal market, or which are of common interest to several Member States.  In addition, the EIB grants loans and gives guarantees for projects outside the EU, generally within the framework of agreements between the EU and non-Member States.

Constitution and Membership

The EIB is separate from the EU institutions and it has its own governing bodies, sources of revenues and financial operations and is solely responsible for its indebtedness.  The EIB is principally governed by certain provisions of the TFEU and the Treaty on European Union, as amended and supplemented from time to time  (the “TEU”), the Statute of the EIB, as amended and supplemented from time to time (the “Statute”), which is annexed to the TEU and TFEU as Protocol (No 5) on the Statute of the European Investment Bank, and Protocol (No 7) on the Privileges and Immunities of the European Union, as amended and supplemented from time to time, which is annexed to the TEU and TFEU (the “Protocol”).

The TFEU establishes the EIB and defines the mission of the EIB.  The Statute sets forth the objectives, structure, capital, membership, financial resources, means of intervention and auditing arrangements of the EIB.  The Protocol gives the EIB a range of privileges and immunities considered necessary for the performance by the EIB of its tasks and other functions.

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The TFEU provides that the members of the EIB shall be the Member States.  As a result, as of the date of this prospectus, the shareholders of the EIB are the 27 Member States of the EU.  The following table sets out the share of each Member State in the subscribed capital of the EIB as of the date of this prospectus:

Country	Subscribed Capital (in EUR)	Uncalled / Callable Capital (in EUR)	Called / Paid-in Capital (in EUR)
Germany	46,722,369,149	42,555,081,742	4,167,287,407
France	46,722,369,149	42,555,081,742	4,167,287,407
Italy	46,722,369,149	42,555,081,742	4,167,287,407
Spain	28,033,421,847	25,533,049,371	2,500,372,476
Belgium	12,951,115,777	11,795,972,691	1,155,143,086
Netherlands	12,951,115,777	11,795,972,691	1,155,143,086
Poland	11,366,679,827	10,352,856,629	1,013,823,198
Sweden	8,591,781,713	7,825,458,763	766,322,950
Denmark	6,557,521,657	5,972,639,556	584,882,101
Austria	6,428,994,386	5,855,575,961	573,418,425
Finland	3,693,702,498	3,364,251,741	329,450,757
Greece	3,512,961,713	3,199,631,688	313,330,025
Portugal	2,263,904,037	2,061,980,655	201,923,382
Czech Republic	2,206,922,328	2,010,081,290	196,841,038
Hungary	2,087,849,195	1,901,628,594	186,220,601
Ireland	1,639,379,073	1,493,158,667	146,220,406
Romania	1,639,379,073	1,493,158,667	146,220,406
Croatia	1,062,312,542	967,562,174	94,750,368
Slovakia	751,236,149	684,231,479	67,004,670
Slovenia	697,455,090	635,247,290	62,207,800
Bulgaria	510,041,217	464,549,338	45,491,879
Lithuania	437,633,208	398,599,585	39,033,623
Luxembourg	327,878,318	298,634,014	29,244,304
Cyprus	321,508,011	292,831,891	28,676,120
Latvia	267,076,094	243,254,895	23,821,199
Estonia	206,248,240	187,852,433	18,395,807
Malta	122,381,664	111,466,131	10,915,533
Total	248,795,606,881	226,604,891,420	22,190,715,461

As of February 1, 2020, in accordance with Article 50 of the TEU and the Agreement on the withdrawal of the United Kingdom of Great Britain and Northern Ireland from the European Union and the European Atomic Energy Community, the United Kingdom ceased to be a Member State.  The withdrawal of the United Kingdom from the EU automatically resulted in the termination of its membership of the EIB and its share of the EIB’s subscribed capital. Effective February 1, 2020, the share of the United Kingdom in respect of the EIB’s subscribed capital was fully replaced by a pro rata capital increase of the remaining Member States. Following this capital replacement and a further capital increase by two Member States (i.e., Poland and Romania) in the first quarter of 2020, the EIB’s called, or paid-in, capital amounted to approximately EUR 22.2 billion and its callable, or unpaid, capital amounted to approximately EUR 226.6 billion.

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The Statute provides that the Member States shall be liable only up to the amount of their share of the capital subscribed and not paid up.  The board of directors of the EIB may require payment of the balance of the subscribed capital, to such extent as may be required by the EIB to meet its obligations.  Each Member State shall make this payment in proportion to its share of the subscribed capital.

Administration

The EIB is directed and managed by a board of governors, a board of directors and a management committee.

The board of governors consists of government ministers, usually ministers of finance, appointed by the Member States.  The board of governors lays down general directives on the credit policy of the EIB, in accordance with the EU’s objectives, and ensures that such directives are implemented.  In addition, the board of governors decides, among other matters, on increases in the subscribed capital and the EIB’s participation in financing operations outside the EU. The board of governors also approves the annual report of the board of directors as well as the annual balance sheet and profit and loss account. Decisions of the board of governors are based on a voting regime ranging from simple majority (representing at least 50% of the subscribed capital) and qualified majority (requiring 18 votes in favor and 68% of the subscribed capital) to unanimity.

The board of directors is composed of 28 directors and 31 alternate directors, each appointed for a period of five years by the board of governors on nomination by the Member States and the Commission of the EU.  There are also six non-voting experts co-opted to the board of directors.  Functions of the board of directors include, but are not limited to, the following: (a) taking decisions in respect of granting finance, in particular in the form of loans and guarantees, and raising loans; (b) fixing the interest rates on loans granted and the commission and other charges; and (c) ensuring that the EIB is managed in accordance with the provisions of the TFEU and the Statute and the general directives laid down by the board of governors.  Decisions of the board of directors are based on a voting regime ranging from one third of its members (representing at least 50% of the subscribed capital) and qualified majority (requiring 18 votes in favor and 68% of the subscribed capital) to unanimity.  The board of directors may also delegate some of its functions to the management committee.

The management committee consists of the president and vice-presidents appointed for a period of six years by the board of governors on a proposal from the board of directors.  The management committee as the executive body of the EIB is responsible for the day-to-day business of the EIB.  The management committee prepares the decisions of the board of directors, in particular, the decisions on the raising of loans and the granting of finance, in particular in the form of loans and guarantees, and it ensures that such decisions are implemented.  The management committee acts by a majority when delivering opinions on proposals for raising loans or granting finance, in particular in the form of loans and guarantees.

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Legal Status

The EIB has a legal personality and possesses in each of the Member States the most extensive legal capacity accorded to legal persons under the laws of each such Member State.  It may acquire and transfer property and sue and be sued in its own name.

The property of the EIB is exempt from all forms of requisition or expropriation.  The archives of the EIB are inviolable.  The EIB and its assets, revenue, and other property are also exempt from all direct taxes of the Member States. In addition, the EIB is exempt from any fiscal charges in respect of increases in its capital and from any related formalities in the Member State in which the EIB has its seat. Similarly, its dissolution or liquidation will not give rise to any imposition of fiscal charges in the Member States. The activities of the EIB carried out in accordance with the Statute may not be the subject of any turnover tax in the Member States.  Furthermore, the members of the EIB’s organs and its staff are immune from legal proceedings in the territory of each Member State in respect of acts performed by them in their official capacity and continue to enjoy such immunity after they have ceased to hold office.  The EIB is, however, required to waive such immunity wherever it considers that such waiver is not contrary to its interests.

The TFEU provides that the Court of Justice of the European Union having its seat in Luxembourg (the “European Court of Justice”) has exclusive jurisdiction in certain cases involving, among other matters, the fulfillment by Member States of their obligations under the Statute and the lawfulness of measures adopted by the EIB’s board of governors and the EIB’s board of directors.  Subject to the foregoing exclusive jurisdiction of the European Court of Justice, any litigation between the EIB and its creditors or debtors, including claims based on guarantees made by Member States, may be determined by competent national courts of the Member States.  The property and assets of the EIB within the Member States are not, except by judicial decision and with the authorization of the European Court of Justice, subject to attachment or to seizure by way of execution.  See also “Description of Securities—Governing Law, Jurisdiction and Consent to Service of Process”, “Description of Securities—U.S. Foreign Sovereign Immunities Act” and “Enforceability of Civil Liabilities” below.

EIB Lending Activities

 In support of the objectives of the EU, the EIB finances investments carried out by public or private undertakings, which are aligned with the EU’s political priorities, namely sustainable cities and regions, sustainable energy and natural resources, innovation, digital and human capital and financing of small and medium-sized entities and mid-cap companies.  In addition, the EIB has two transversal objectives which apply to all priorities, and these are: (i) climate action and environmental sustainability, and (ii) EU economic and social cohesion and convergence.

To be eligible for EIB financing, each investment operation has to contribute to EU policy objectives.  The EIB carries out a detailed appraisal, which includes a review of the technical, environmental, economic, financial, and legal aspects of each investment operation.  Following the detailed appraisal, the EIB forms an opinion on the basis of available data and documents as to whether or not the EIB will provide any financing for the reviewed investment operation.

The EIB also grants finance, in particular in the form of loans and guarantees, for investment operations outside the EU, generally within the framework of agreements between the EU and non-Member States either in bilateral or multilateral form.  In January 2022, the EIB launched EIB Global, an arm of the EIB which is dedicated to supporting climate action, economic growth and development outside the territories of the Member States. EIB Global finances investments in substantially the same manner as described in the foregoing paragraphs.

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EIB Funding

The EIB is financially independent.  It operates on a broadly self-financing basis, raising resources through bond issues and other debt instruments in international and domestic debt markets.  In addition to large benchmark/reference bonds, the EIB offers public bonds and private placements of smaller size, which seek to meet specific investor requirements as to maturities, currencies, interest rate and other similar terms.  These issues cover a variety of debt products from fixed rate bonds with redemption at final maturity to highly structured securities adapted to the very specific needs of particular investors.  The EIB also offers climate and sustainability awareness bonds from time to time, the proceeds of which may be allocated to eligible projects inside or outside the EU.

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USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, the net proceeds to the EIB from the sale of the securities to be offered hereby will be used in the general operations of the EIB, including disbursements of loans granted by the EIB prior to or after the date of this prospectus.  Neither the particular projects for which, or borrowers to which, loans will be made nor the countries in which such projects will be located have been identified.

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DESCRIPTION OF SECURITIES

The following is a brief summary of the terms and conditions of the securities to be offered by the EIB and the fiscal agency agreement with respect thereto.  Copies of the forms of securities and the form of fiscal agency agreement are filed as exhibits to the registration statement of which this prospectus constitutes a part.  This summary does not purport to be complete and is qualified in its entirety by reference to those exhibits.  For a complete description of the securities, you should read those exhibits.

The forms of securities and fiscal agency agreement filed as exhibits to this registration statement replace the forms of securities and fiscal agency agreement filed as exhibits to the EIB’s registration statement No. 333-251291, dated December 23, 2020.  The securities that the EIB may offer from time to time pursuant to this registration statement will not have the benefit of certain restrictive provisions applicable to the EIB’s previously issued securities.  In particular, holders of the EIB’s securities issued under this registration statement will not have the benefit of a negative pledge covenant and will not have the right to accelerate their securities upon acceleration of any of the EIB’s other indebtedness. Certain other indebtedness of the EIB contains negative pledge provisions, cross-default provisions and/or cross-acceleration provisions, which provisions will not apply to securities issued under this registration statement.

General

The notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “securities”) may be issued in one or more series (each a “series”), under the fiscal agency agreement, as may be authorized from time to time by the EIB.  Reference is made to the applicable prospectus supplement for the following terms of securities offered thereby:

(i)	the designation;

(ii)	the aggregate principal amount and currency, any limit on such principal amount and authorized denominations;

(iii)	the percentage of their principal amount at which such securities will be issued;

(iv)	the maturity date;

(v)	the interest rate or method of determining the interest rate, if any;

(vi)	the interest payment dates, if any, and the dates from which interest accrues;

(vii)	any index, price or formula to be used for determining the amount of any payment of principal, premium or interest;

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(viii)	any optional or mandatory redemption terms or purchase, repurchase or sinking fund provisions;

(ix)	whether such securities will be in bearer form, which may or may not be registrable as to principal, with interest coupons, if any, or in fully registered form, or both, and restrictions on the exchange of one form for another;

(x)	the record date;

(xi)	the governing law of the securities; and

(xii)	any other terms of the securities.

There will be a fiscal agent or agents for the EIB in connection with the securities whose duties will be governed by the fiscal agency agreement.  The EIB may replace the fiscal agent and may appoint different fiscal agents for different series of securities.  The identity of the fiscal agent for each series of securities will be set forth in the applicable prospectus supplement.  The EIB may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.  The fiscal agent is the agent of the EIB, is not a trustee for the holders of the securities and does not have the same responsibilities, obligations or fiduciary duties to act for such holders as would a trustee.

Any monies paid by the EIB to the fiscal agent or any paying agent identified in a prospectus supplement for the payment of the principal of (or premium, if any) or interest on any securities that remain unclaimed at the end of ten years or five years, respectively, after such principal (or premium, if any) or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then, together with any interest earned thereon, be repaid to the EIB as soon as reasonably practicable.  Upon such repayment all liability of the fiscal agent and any paying agent with respect to such monies shall cease.  Any obligation the EIB may have to pay the principal of (or premium, if any, on) such securities shall terminate at the end of ten years after such principal (or premium, if any) shall have become due and payable.  Any obligation the EIB may have to pay any interest on such securities shall terminate at the end of five years after such interest shall have become due and payable.

Securities may be issued as discounted securities, which bear no interest or bear interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount.  Special considerations applicable to any discounted securities will be described in the related prospectus supplement.

Principal of (and premium, if any, on) and interest on the securities will be payable at such place or places and in such currency or currencies as are designated by the EIB and set forth in the applicable prospectus supplement.  Interest on fully registered securities will be paid to the persons in whose names securities are registered at the close of business on the record dates designated in the applicable prospectus supplement by bank transfer to an account denominated in the currency in which payment is due or by check drawn in that currency and mailed to the person entitled thereto at such person’s address appearing on the register of securities.

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Rank of Securities

The securities will be unconditional, direct and general obligations of the EIB in accordance with the terms for their payment and performance.  The securities will rank pari passu with any present or future indebtedness of the EIB represented by any unsubordinated and unsecured notes or bonds.

Default, Acceleration of Maturity

The principal of all the securities of a series then outstanding (if not already due) may be declared to be due and payable immediately by written notice given to the EIB and the fiscal agent by the holders of not less than a majority in principal amount of all the securities of such series at the time outstanding, if:

(i)	the EIB shall default in any payment of the principal of (or the premium, if any, on) or interest on any of the securities of a series and such default shall not be cured by payment thereof within 30 days; or

(ii)	the EIB shall default in the performance of any other covenant under the securities of a series and such default shall continue for a period of 90 days after written notice thereof shall have been given to the EIB and the fiscal agent by the holders of not less than 25% in principal amount of all the securities of such series at the time outstanding.

The holders of not less than a majority in principal amount of all the securities of such series then outstanding, by written notice given to the EIB and the fiscal agent, may rescind such declaration, at any time after the principal of all the securities of a series shall have been so declared due and payable if:

(i)	no judgment or decree for the payment of amounts due thereon shall have been entered;

(ii)	all arrears of interest upon all the securities of such series and all other sums due in respect thereof, except any principal payments which shall not have matured by their terms, shall have been duly paid by the EIB; and

(iii)	all other defaults under the securities of such series shall have been made good.

No such rescission shall impair any right consequent on any subsequent default.

Redemption

Except as otherwise provided in the prospectus supplement, if the securities of a series provide for mandatory redemption by the EIB, or optional redemption at the election of the EIB, such redemption shall be upon not more than 60 nor less than ten calendar days’ notice.  In the event of redemption in part, the securities to be redeemed will be selected by the fiscal agent (i) individually by lot, (ii) by such usual method as the fiscal agent shall deem fair and appropriate or (iii) individually by lot or on a pro rata basis in accordance with the rules and procedures of the relevant securities clearing system, in each case, based on the form of the securities as identified in the applicable prospectus supplement.

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Notices

Notices to the holders of securities will be published in an English language newspaper having a general circulation in London, United Kingdom (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal).  However, for so long as the securities are in global form, notices may be given by delivery of the relevant notice by the EIB or the fiscal agent to the relevant securities clearing system for communication by each of them to entitled participants in substitution for publication in any such newspaper.  In addition, if and for so long as any of the securities are listed on one or more stock exchanges and the rules and regulations of such stock exchange(s) so require, such notices will also be published in such manner as the rules and regulations of such stock exchange(s) may require.  Any notice shall be deemed to have been given on the date of its publication or, if published more than once on different dates, on the first date on which publication is made.  Notices delivered to the relevant securities clearing system shall be deemed to have been given on the date when delivered.

Repurchase

The EIB shall have the right at any time to purchase securities of a series in the open market or otherwise.  Any securities so purchased may be resold at the EIB’s discretion if not surrendered to the fiscal agent for cancellation.

Amendments

There are three types of changes that the EIB can make to the terms of any series of its securities or, insofar as it affects the securities of a particular series, to the fiscal agency agreement.

Changes Not Requiring Approval

The EIB and the fiscal agent may, without the vote or consent of any holder of securities, amend the fiscal agency agreement or the securities of any series for the purpose of:

(i)	adding to the covenants of the EIB for the benefit of the holders of the securities;

(ii)	surrendering any right or power conferred upon the EIB;

(iii)	securing the securities pursuant to the requirements of the securities or otherwise;

(iv)	curing any ambiguity, or curing, correcting or supplementing any defective provision thereof; or

(v)	amending the fiscal agency agreement or the securities of such series in any manner that the EIB reasonably determines is not inconsistent with the securities of such series in any material respect and does not adversely affect the interests of any holder of securities of such series in any material respect.

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Changes Requiring Majority Approval

The EIB and the fiscal agent may also modify, amend or supplement any of the other terms and conditions of the securities of a series or, insofar as it affects the securities of such series, the fiscal agency agreement, in any way (i) at any meeting of holders of securities of such series duly called and held, upon the affirmative vote of the holders of not less than a majority in aggregate principal amount of the securities of such series represented at such meeting or (ii) with the written consent of the holders of not less than a majority in aggregate principal amount of the securities of a series then outstanding (or, in either such case, such other percentage as may be set forth in the terms and conditions of the securities of such series with respect to the action being taken).  Such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the fiscal agency agreement or the securities of such series to be made, taken or given by holders of securities of such series.

The quorum at a meeting of holders of securities of a series will be constituted by the persons entitled to vote a majority in principal amount of the outstanding securities of such series. However, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the outstanding securities of such series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

Changes Requiring Unanimous Approval

However, no such action described under the heading “—Changes Requiring Majority Approval” above may, without the consent of the holder of each security of such series affected thereby:

(i)	change the due date for the payment of the principal of (or premium, if any, on) or any installment of interest on any security of such series;

(ii)	reduce the principal amount of any security of such series, the portion of such principal amount which is payable upon acceleration of the maturity of such security, the interest rate thereon or the premium (if any) payable upon redemption thereof;

(iii)	change the coin or currency in which (unless required by law of the jurisdiction which issued such coin or currency) or the required places at which payment with respect to interest, premium (if any) or principal in respect of securities of such series is payable;

(iv)	shorten the period during which the EIB is not permitted to redeem the securities of such series, or permit the EIB to redeem the securities of such series if, prior to such action, the EIB is not permitted to do so; or

(v)	reduce the proportion of the principal amount of securities of such series the vote or consent of the holders of which is necessary to modify, amend or supplement the fiscal agency agreement or the terms and conditions of the securities of such series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided thereby to be made, taken or given.

For the avoidance of doubt, no approval is required to make any change to the fiscal agency agreement that affects only securities to be issued under the fiscal agency agreement after the change takes effect.

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Further Issues

The EIB may from time to time, without notice to or the consent of any of the holders of the securities of any series, create and issue additional securities ranking pari passu with the securities of any series and having the same terms as to status, interest rate, maturity, redemption or otherwise in all respects as the securities of such series (except for the public offering price, the issue date, and in some cases, the first interest payment date).  Such additional securities shall be consolidated and form a single series with the securities of such series, including for purposes of voting and redemptions, and increase the aggregate principal amount of the securities of such series; provided that any additional securities that are not fungible for U.S. Federal income tax purposes with the securities of such series shall be issued under a separate CUSIP, ISIN or other identifying number.  There is no limitation on the amount of securities that the EIB may issue under the fiscal agency agreement.

Governing Law, Jurisdiction and Consent to Service of Process

The securities will be governed by, and interpreted in accordance with, the laws of the State of New York, except as to matters relating to the authorization and execution of the securities by the EIB, which shall be governed by the TFEU and the Statute.

The EIB will expressly accept the jurisdiction of any State or Federal court in the Borough of Manhattan, The City of New York in respect of any action arising out of or based upon the securities of any series which may be instituted in any such court by the holder of a security of such series. Such acceptance of jurisdiction shall not, however, extend to actions brought under U.S. Federal securities laws or any state securities laws.  Notwithstanding the foregoing, any action arising out of or based upon the securities of any series may be instituted by the holder of a security of such series in any competent court of the jurisdiction in which the EIB has its seat.

The EIB will appoint the Ambassador of the European Union to the United States, with address at Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America, as its authorized agent upon whom process may be served in any action arising out of or based upon the securities of any series which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the holder of a security of such series.  Such appointment shall be irrevocable so long as any of the securities of such series remain outstanding unless and until the appointment of a successor authorized agent of the EIB and the acceptance of such appointment by such successor authorized agent.  Such appointment shall not, however, extend to actions brought under U.S. Federal securities laws or any state securities laws.

The EIB will waive (to the extent permitted by law, including, without limitation, EU law applicable to the EIB) irrevocably any immunity from jurisdiction or execution to which it or its property might otherwise be entitled in any action arising out of or based upon the securities of any series which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the holder of a security of such series.  This waiver shall not, however, extend to actions brought under U.S. Federal securities laws or any state securities laws.  See also “The European Investment Bank—Legal Status” above.

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U.S. Foreign Sovereign Immunities Act

The U.S. Foreign Sovereign Immunities Act of 1976, as amended (the “FSIA”), generally provides that an agency or instrumentality of a foreign state shall be immune from the jurisdiction of the U.S. courts and its property in the United States shall be immune from attachment, arrest and execution.  The FSIA contains, however, certain exceptions and limitations to sovereign immunity, which may allow for an effective means of service upon the EIB and preclude the assertion of sovereign immunity by the EIB in actions brought against it under U.S. Federal securities laws or any state securities laws.

With respect to jurisdiction, the FSIA provides that an agency or instrumentality of a foreign state shall not be immune from the jurisdiction of the U.S. courts if, for example, it has waived its immunity or the action is based upon a commercial activity carried on in the United States by it.  With respect to execution, the FSIA provides, among other exceptions, that commercial property located in the United States of an agency or instrumentality of a foreign state may be levied upon for the satisfaction of judgments rendered against it by U.S. courts if it has waived its immunity or the claim is based on the commercial property at issue.

The EIB may still plead sovereign immunity under the FSIA in actions brought against it under U.S. Federal securities laws or any state securities laws, and its acceptance of jurisdiction, the appointment of an authorized agent for service of process and its waiver of immunity from jurisdiction or execution do not extend to actions brought under U.S. Federal securities laws or any state securities laws, see “—Governing Law, Jurisdiction and Consent to Service of Process” above.  Without the EIB’s waiver of sovereign immunity in respect of such actions, it would not be possible to obtain a judgment in a U.S. court against the EIB in respect of such actions unless such court determines that the EIB is not entitled to sovereign immunity under the FSIA with respect to such actions.  Further, even if a judgment could be obtained in such an action in a U.S. court, it may not be possible to enforce such a judgment.  See “Enforceability of Civil Liabilities” below.

For further information on the legal status of the property and assets of the EIB located within the EU and certain jurisdiction matters within the EU, see “The European Investment Bank—Legal Status” above.

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BOOK-ENTRY, DELIVERY AND FORM

Book-Entry System

The securities will be issued in the form of one or more fully registered global certificates, registered in the name of Cede & Co. as nominee for The Depository Trust Company (“DTC”), and/or any other form as identified in the applicable prospectus supplement (each a “Global Security”).  The Global Securities will be deposited, until all obligations of the EIB under the securities are satisfied, with a custodian for DTC and/or any other depositary or depositaries identified in the applicable prospectus supplement (each a “Depositary”), which may include Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”).  Beneficial interests in the Global Securities will be represented through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear, Clearstream and/or any other relevant securities clearing systems.

The EIB anticipates that the following provisions will apply to depositary arrangements:

Upon the issuance of a Global Security, the EIB expects that the applicable Depositary, or its nominee, will credit on its book-entry registration and transfer system the respective principal amounts of the securities represented by such Global Security to the accounts of persons that have accounts with such Depositary, or its nominee (“participants”).  The accounts to be credited shall be designated by the underwriters or agents with respect to such securities or by the EIB if such securities are offered and sold directly by the EIB.  Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants.  Except as provided below, the securities will not be held in definitive form.  Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary, or its nominee (with respect to interests of participants) and on the records of direct or indirect participants (with respect to interests of persons other than participants).  Owners of beneficial interests in a Global Security (other than participants) will not receive written confirmation from the applicable Depositary, or its nominee, of their purchases.  Each beneficial owner is entitled to receive, upon request, written confirmation providing details of the transaction as well as periodic statements of its holdings from the Depositary, or its nominee (if such beneficial owner is a participant) or from the participant through which such beneficial owner entered into the transaction (if such beneficial owner is not a participant).  The laws in some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

Any payment of principal or interest due on any securities on any interest payment date or at maturity will be made available by the EIB to the fiscal agent or any paying agent on or before such date.  On the respective payment date, the fiscal agent and/or any paying agent will make such payments to the Depositary, or its nominee, as the case may be, in accordance with arrangements between the fiscal agent and/or any paying agent and such Depositary, or its nominee.  Such Depositary, or its nominee, upon receipt of any payment of principal or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary, or its nominee.  Payments by direct or indirect participants to owners of beneficial interests in such Global Security held through such direct or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants.  Neither the EIB nor the fiscal agent nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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So long as a Depositary, or its nominee, is the registered owner or holder, as the case may be, of a Global Security, such Depositary, or such nominee, as the case may be, will be considered the sole owner and holder of the securities represented by such Global Security for all purposes of the securities.  Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the securities represented by such Global Security registered in their names and will not receive or be entitled to receive physical delivery of securities in definitive form.  Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the applicable Depositary, or its nominee, and, if such person is not a participant, on the procedures of such direct or indirect participant through which such person owns its interest, to exercise any rights of a holder of securities.

Except as otherwise set forth in the applicable prospectus supplement, a Global Security may not be transferred without the prior written consent of the EIB and except as a whole by the applicable Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary, or any other nominee of such Depositary, or by such Depositary or any such nominee to another Depositary for such securities, or its nominee, or to a successor of the Depositary, or a nominee of such successor.  Securities represented by a Global Security are exchangeable for certificated securities in definitive form (“Certificated Securities”) of like tenor as such securities:

(i)	if the related Depositary notifies the EIB that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered, and a replacement Depositary is not appointed;

(ii)	if the EIB in its discretion at any time determines not to have all of the applicable securities represented by such Global Security;

(iii)	if an event of default entitling the holders of the applicable securities to accelerate the maturity thereof has occurred and is continuing; or

(iv)	in such other events as may be specified in a prospectus supplement.

Any security that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Securities registered in such names as the applicable Depositary shall direct. Certificated Securities may be presented for registration of transfer or exchange at the office of the fiscal agent in such place as is specified in a prospectus supplement.  Subject to the foregoing or as otherwise provided herein or in a prospectus supplement, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same tenor and amount to be registered in the name of the Depositary, or its nominee.

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The Depository Trust Company.  DTC has informed the EIB that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and together with “Direct Participants”, “Participants”).  The DTC rules applicable to its Participants are on file with the SEC.

Euroclear and Clearstream.  Euroclear and Clearstream have informed the EIB that: Euroclear and Clearstream each hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movements of securities certificates.  Euroclear and Clearstream provide various services to their participants including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Euroclear and Clearstream also deal with domestic securities markets in several countries through established depository and custodial relationships.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.  Euroclear and Clearstream participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to Euroclear and Clearstream is available to other institutions that clear through or maintain a custodial relationship with an accountholder of Euroclear or Clearstream.   Euroclear is incorporated under the laws of the Kingdom of Belgium and Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg.

Clearance and Settlement Procedures

The EIB anticipates that the following arrangements will apply to the securities:

Initial settlement of the securities will be made in immediately available funds in the currency in which the securities are denominated (i.e., for value on the date of delivery of the securities).  Certain underwriters are prepared to arrange for currency conversions, if necessary, to enable certain investors to make payments in another currency than the currency in which the securities are denominated (see “Currency Conversions and Foreign Exchange Risks” below).

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Investors electing to hold the securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC.

Investors electing to hold the securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds.

Beneficial interests in the Global Securities will be represented, and transfers of such beneficial interests will be effected, through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream.  Investors may elect to hold interests in the securities through any of DTC, Euroclear or Clearstream if they are participants of such systems, or indirectly through organizations which are participants in such systems.

All securities will be recorded in a register maintained by the fiscal agent.  The fiscal agent will be responsible for (i) maintaining a record of the aggregate holdings of all outstanding securities; (ii) ensuring that payments of principal and interest in respect of the securities received by the fiscal agent from the EIB are paid to the holders of the securities in accordance with the rules and procedures of DTC, Euroclear or Clearstream (as applicable); and (iii) transmitting to the EIB any notices from the holders of the securities.

Trading between Euroclear and/or Clearstream Accountholders.  Secondary market sales of book-entry interests in the securities held through Euroclear or Clearstream to purchasers of book-entry interests in the securities through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds.

Trading between DTC Participants.  Secondary market sales of book-entry interests in the securities between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to U.S. corporate debt obligations in DTC’s Same Day Funds Settlement System.

Trading between DTC Participants and Euroclear/Clearstream Accountholders.  Secondary market sales of book-entry interests in the securities between DTC participants on the one hand and Euroclear/Clearstream accountholders on the other will be conducted in accordance with the rules and procedures established for such sales by DTC, Euroclear and Clearstream, as applicable, and will be settled using the procedures established for such sales by DTC, Euroclear and Clearstream, as applicable.

Although the foregoing sets out the procedures of DTC, Euroclear and Clearstream in order to facilitate the transfers of interests in the securities among participants of DTC, Euroclear and Clearstream, none of DTC, Euroclear or Clearstream is under any obligation to perform or to continue to perform such procedures and such procedures may be discontinued at any time. None of the EIB, the underwriters, the fiscal agent or any of their respective agents or affiliates, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

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The EIB has provided the descriptions of the operations and procedures of DTC, Euroclear and Clearstream in this prospectus solely as a matter of convenience, and the EIB makes no representation or warranty of any kind with respect to these operations and procedures.  These operations and procedures are solely within the control of those organizations and are subject to change by them at any time.  As none of the EIB, the underwriters, the fiscal agent or any of their respective agents or affiliates, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for these operations or procedures or for the performance by direct or indirect participants of their obligations under applicable rules and procedures, you are urged to contact DTC, Euroclear and Clearstream or their respective direct or indirect participants directly to discuss these matters.

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PLAN OF DISTRIBUTION

The EIB may sell securities in any of the following ways: (i) through underwriters or dealers, (ii) directly to one or a limited number of institutional purchasers, or (iii) through agents. Each prospectus supplement with respect to securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, the price of such securities and the net proceeds to the EIB from such sale, any underwriting discounts or other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated.  The obligations of the underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all securities offered thereby if any are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by the EIB to one or more institutional purchasers, or through agents designated by the EIB from time to time.  Any agent involved in the offer or sale of securities will be named, and any commissions payable by the EIB to such agent will be set forth, in the applicable prospectus supplement.  Any such agent will be acting on a best efforts basis for the period of its appointment.

FINRA guidelines prescribe the maximum compensation to any underwriters in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement.

The EIB may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from the EIB at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on one or more future dates specified in the applicable prospectus supplement.  Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with the EIB to indemnification by the EIB against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may engage in transactions with or perform services for the EIB in the ordinary course of business.

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CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS

Currency Conversions

Initial purchasers are required to make payments in the currency in which the securities are denominated.  The EIB, through underwriters or dealers, may arrange for currency conversions to enable certain investors to make payments in another currency other than the currency in which the securities are denominated.  Each such conversion will be made by such underwriter or dealer on such terms and subject to such conditions, limitations and charges as such underwriter or dealer may from time to time establish in accordance with its regular foreign exchange practices, and subject to applicable laws and regulations.

Non-U.S. Dollars

Investors who hold beneficial interests in the securities, directly or indirectly, through DTC will be paid in U.S. dollars converted from such payments in the currency in which the securities are denominated by the fiscal agent, unless an owner of beneficial interests, elects to receive payments in the currency in which the securities are denominated outside DTC.  All costs of conversion, if any, will be borne by holders of beneficial interests in the Global Security receiving U.S. dollar payments by deduction from those payments.  The U.S. dollar amount of any payment of principal or interest to be received by such owner of beneficial interests not electing to receive payments in the currency in which the securities are denominated, as the case may be, will be based on the fiscal agent’s spot rate.  If this spot rate is not available, all such payments will be made in the currency in which the securities are denominated outside DTC; provided that such payment will only be made if and when the fiscal agent has been notified by DTC of the specified currency account to which such payment should be made.  As long as securities continue to be represented by the Global Security, the currency in which the securities are denominated converted into U.S. dollars will be paid to the order of Cede & Co. for payment to participants in DTC (each a “DTC Participant”) in accordance with customary procedures established from time to time by DTC.

An owner of a beneficial interest in the Global Security may receive payment in respect of principal or interest of the securities in the currency in which the securities are denominated, by notifying the DTC Participant through which its beneficial interest in the Global Security is held on or prior to the record date of (i) such investor’s election to receive such payment in the currency in which the securities are denominated and (ii) wire transfer instructions to an account entitled to receive the relevant payment in the specified currency.  The DTC Participant must notify DTC of such election and wire transfer instructions within the applicable time frame set by DTC which the DTC Participant must make itself knowledgeable of as it may change from time to time.  DTC will notify the fiscal agent of such election and wire transfer instructions prior to the payment of principal or interest.  If complete instructions are received by the DTC Participant and forwarded by the DTC Participant to DTC and by DTC to the fiscal agent within the applicable time frame set by DTC, the investor will receive payment in the currency in which the securities are denominated, outside DTC; otherwise only U.S. dollar payments will, subject to the foregoing paragraph, be made by the fiscal agent to holders of beneficial interests in the Global Security.  All costs of such payment by wire transfer will be borne by owners of beneficial interests receiving such payments by deduction from such payments.

Investors may be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them.  For further information as to such consequences, see “—Foreign Exchange Risks” below.

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Foreign Exchange Risks

An investment in securities offered from time to time denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities or maintains its accounts (the “home currency”) may entail significant risks.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the home currency and the currency in which the securities are denominated (if different than the home currency).  Such risks generally depend on events over which the EIB has no control, such as economic and political events and the supply of and demand for the currency in which the securities are denominated and the home currency.  In recent years, rates of exchange for certain currencies have been highly volatile and such volatility may be expected to continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the securities.  Depreciation of the currency in which the securities are denominated (if different than the home currency) against the relevant home currency could result in a decrease in the effective yield of such securities below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

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TAXATION

General

Apart as set out below in “—United States Taxation” and in any relevant prospectus supplement, the EIB has not performed any due diligence about the tax consequences associated with the purchase, ownership and disposition of the securities. Prospective purchasers of the securities are advised to consult their own tax advisors about such tax consequences, including the effect of any foreign, state or local taxes, in the light of their particular circumstances.

United States Taxation

It is the opinion of counsel, Cravath, Swaine & Moore LLP, that the conclusions reached in this section describe the material U.S. Federal tax consequences to holders of a security.  The discussion is based upon the existing provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, rulings and judicial decisions.  Those authorities may be changed, possibly with retroactive effect, so as to result in U.S. Federal income tax consequences different from those summarized below.  There can be no assurances that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. Federal income tax consequences of purchasing, owning or disposing our securities.  In addition, the discussion is limited in the following ways:

●	The discussion covers you only if you buy your securities in the initial offering at the initial offering price to the public.

●	The discussion does not cover you if you are a U.S. Holder (as defined below) and your functional currency is not the U.S. dollar, if you do not hold your securities as a capital asset (that is, for investment purposes), or if you have a special tax status.

●	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the securities. We suggest that you consult your own tax advisor about the consequences of holding securities in your particular situation.

●	The discussion does not cover you if you are a partner in a partnership (or entity treated as a partnership for U.S. Federal income tax purposes). If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partners and upon the activities of the partnership.

●	The discussion does not cover tax on certain “net investment income” or alternative minimum tax consequences, if any.

●	The discussion does not cover state, local or non-U.S. law.

●	The discussion does not cover tax consequences that apply because you are an accrual method taxpayer who is required to recognize income for U.S. Federal income tax purposes no later than when such income is taken into account in applicable financial statements. We suggest that you consult your own tax advisor about the consequences of holding securities in your particular situation.

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●	The discussion does not cover every type of security that we might issue. If we issue a security of a type not described in this discussion, additional tax information will be provided in the applicable prospectus supplement for the security.

If you are considering buying securities, we suggest that you consult your own tax advisor about the tax consequences of the purchase, ownership and disposition of the securities in your particular situation. In addition, with respect to each issue of securities, the following discussion may be supplemented and/or replaced by the description of the material U.S. Federal income tax consequences set forth in the applicable prospectus supplement.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder”.  A “U.S. Holder” is:

●	an individual U.S. citizen or resident alien;

●	a corporation (or entity taxable as a corporation for U.S. Federal income tax purposes) that was created under U.S. law (Federal or state); or

●	an estate or trust whose world-wide income is subject to U.S. Federal income tax.

U.S. Dollar Denominated Securities

This subsection deals only with securities denominated in U.S. dollars and issued in registered form (for U.S. Federal income tax purposes) which provide for qualified interest payments paid at least annually at a fixed rate, which have no original issue discount or contingent payments, and which have a maturity of more than one year.  The tax consequences of all other securities will be discussed in the applicable prospectus supplement.

Interest

●	If you are a cash method taxpayer (including most individual holders), you must report interest in your income as you receive it.

●	If you are an accrual method taxpayer, you must report interest in your income as it accrues.

●	Amounts treated as interest will be ordinary income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will generally be “passive category” income, which is treated separately from other types of income for purposes of computing the foreign tax credit.

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Sale or Retirement of Securities

●	You will have taxable gain or loss equal to the difference between the amount realized by you (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income) and your tax basis in the security. Your tax basis in the security is generally your cost, subject to certain adjustments.

●	Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the security for more than one year. For an individual, long term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Foreign Currency Securities

This subsection deals only with securities denominated in a currency other than the U.S. dollar (a “Foreign Currency Security”) and issued in registered form (for U.S. Federal income tax purposes) which provide for qualified interest payments paid at least annually at a fixed rate, which have no original issue discount or contingent payments, and which have a maturity of more than one year.  The tax consequences of all other securities will be discussed in the applicable prospectus supplement.

For purposes of this discussion, “spot rate” generally means a currency exchange rate that reflects a market exchange rate available to the public for a foreign currency.

Interest

All holders of Foreign Currency Securities will be taxable on the U.S. dollar value of the foreign currency payable as interest on the securities, whether or not they elect to receive payments in foreign currency.

●	If you are a cash method taxpayer (including most individual holders), you must report interest in your income as you receive it. You will be taxed on the value of the foreign currency when you receive the interest payment. The value of the foreign currency will be determined using the spot rate in effect on the date of receipt of the interest payment.

●	If you are an accrual method taxpayer, you must report interest in your income as it accrues. You will be taxed on the value of the foreign currency as the interest accrues. The value of the foreign currency may be determined using the average exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). The average exchange rate for an accrual period (or partial period) is the simple average of the spot rates for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by you. If you are an accrual method taxpayer and you do not wish to accrue interest income using the average exchange rate, certain alternative elections may be available.

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●	Amounts treated as interest will be ordinary income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will generally be “passive category” income, which is treated separately from other types of income for purposes of computing the foreign tax credit.

Sale or Retirement of Foreign Currency Securities

On the sale or retirement of your Foreign Currency Securities:

●	You will have taxable gain or loss equal to the difference between the U.S. dollar value of the amount realized by you (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income) and your tax basis in the Foreign Currency Securities, determined in U.S. dollars. If you receive (or are considered to receive) the amount in foreign currency, that foreign currency is valued for this purpose at the spot rate in effect on the date the amount received is recognized under your regular method of accounting. Your tax basis in the Foreign Currency Securities generally is the U.S. dollar value of the foreign currency amount paid for the securities, determined at the spot rate in effect on the date of purchase.

●	Any such gain or loss (except to the extent attributable to foreign currency exchange gain or loss, as described below in “—Foreign Currency Exchange Gain or Loss”) will generally be capital gain or loss, and will be long term capital gain or loss if you held the Foreign Currency Securities for more than one year. For an individual, long term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Foreign Currency Exchange Gain or Loss

●	If you are an accrual method taxpayer, when interest is actually paid to you, you will generally also recognize foreign currency exchange gain or loss, taxable as ordinary income or loss from sources within the United States, equal to the difference between (a) the value of the foreign currency received as interest, as translated into U.S. dollars using the spot rate in effect on the date of receipt of the interest payment, and (b) the U.S. dollar amount previously included in income with respect to such payment. If you receive the interest payment in the form of U.S. dollars, clause (a) will be calculated on the basis of the value of the foreign currency you are considered to have received.

●	On the sale or retirement of your Foreign Currency Securities, you will generally also recognize foreign currency exchange gain or loss, taxable as ordinary income or loss from sources within the United States, equal to the difference between (a) the U.S. dollar value of the amount you received in foreign currency for the Foreign Currency Securities, based on the spot rate in effect on the date you disposed of the securities and (b) the U.S. dollar value of the amount you paid in foreign currency for the Foreign Currency Securities, based on the spot rate in effect on the date you purchased the securities (or, in the case of a cash basis or electing accrual basis taxpayer, the settlement dates of such disposition and purchase, if the securities are treated as traded on an established securities market for U.S. Federal income tax purposes).

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●	If you receive the interest or the principal on your Foreign Currency Securities in the form of U.S. dollars, you will be considered to have received the interest or the principal, as applicable, in the form of foreign currency and to have sold that foreign currency for U.S. dollars at the spot rate in effect on the date of receipt of the interest or the principal, as applicable.

●	If you receive (or are considered to receive) foreign currency as interest or principal, and you later sell (or are considered to sell) that foreign currency for U.S. dollars, you will have taxable gain or loss equal to the difference between the amount of U.S. dollars received and your tax basis in the foreign currency. In addition, when you purchase a Foreign Currency Security in a foreign currency, you will have taxable gain or loss if your tax basis in the foreign currency is different from the U.S. dollar value of the foreign currency on the date of purchase.

●	If the Foreign Currency Securities are traded on an established securities market and you are a cash basis taxpayer (or, upon election, an accrual basis taxpayer), your tax basis in the foreign currency you receive (or are considered to receive) on sale or retirement of the Foreign Currency Securities will be the U.S. dollar value of the foreign currency at the spot rate in effect on the settlement date of the sale or retirement of the securities. In all other cases, your tax basis in the foreign currency will be the U.S. dollar value of the foreign currency at the spot rate in effect on the date of receipt.

●	Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss from sources within the United States.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

●	Assuming you hold your securities through a U.S. broker or other securities intermediary and receive payments in the United States, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest, gross sale and retirement proceeds on your securities, unless an exemption applies.

●	Similarly, unless an exemption applies, you must provide the intermediary with your U.S. Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

●	If you are subject to these requirements but do not comply, the intermediary must withhold at a rate that is currently 24% of all amounts payable to you on the securities (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, you may use the withheld amount as a credit against your U.S. Federal income tax liability and may be entitled to a refund.

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●	Individuals are subject to these requirements. Some holders, including corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

U.S. Return Disclosure Requirements

If you hold certain “specified foreign financial assets”, which may include the securities, you may be required to report information relating to such assets, subject to certain exceptions (including an exception for assets held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with your tax return for each year in which you hold an interest in such assets. “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include the securities if they are not held in an account maintained with a financial institution. Penalties may apply for failure to properly complete and file IRS Form 8938.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. A “Non-U.S. Holder” is a holder of the securities who is not a U.S. Holder.

The securities and interest thereon will be exempt from U.S. taxation generally.

Income Taxes

Interest

●	Subject to the discussion of “—Information Reporting and Backup Withholding” below, interest on the securities is exempt from U.S. Federal income tax, including withholding tax, if paid to you whether or not you are engaged in a trade or business in the United States, unless:

(i)	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code; or

(ii)	you have an office or other fixed place of business in the United States to which the interest is attributable and the interest is derived in the active conduct of a banking, financing or similar business within the United States.

Sale or Retirement of Securities

●	Subject to the discussion of “—Information Reporting and Backup Withholding” below, you will not be subject to U.S. Federal income tax on any gain realized on the sale or retirement of a security, unless:

(i)	you are an individual present in the United States for a period aggregating 183 days or more during the year in which you dispose of the security, and certain other conditions are satisfied;

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(ii)	the gain represents accrued interest, in which case the rules for interest would apply; or

(iii)	the gain is effectively connected with your conduct of a trade or business in the United States.

Estate Tax

●	In the case of a non-resident of the United States who is not a U.S. citizen at the time of death, securities are deemed to be situated outside the United States for purposes of the U.S. Federal estate tax and are not includible in the gross estate for purposes of such tax.

Information Reporting and Backup Withholding

●	A “backup withholding” tax and certain information reporting requirements may apply to payments of principal and interest on the securities made to certain non-corporate holders if such payments are made or are considered made in the United States (including payments on securities made by wire transfer from outside the United States to an account maintained by the holder with the fiscal agent or any paying agent in the United States).

●	If the conditions relating to place of payment are satisfied, Non-U.S. Holders are generally exempt from these withholding and reporting requirements (assuming that the gain or income is otherwise exempt from U.S. Federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption from the requirements.

●	Similar rules requiring reporting and withholding with respect to gross sale proceeds will apply to a Non-U.S. Holder who sells a security through a U.S. branch of a broker, and information reporting (but not backup withholding) will apply to a Non-U.S. Holder who sells a security through a broker with certain connections to the United States.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”).  Under these regulations, a U.S. Holder of Foreign Currency Securities (or a Non-U.S. Holder that holds Foreign Currency Securities in connection with a U.S. trade or business) that recognizes a loss with respect to the securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations.  For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher.  You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Foreign Currency Securities.

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VALIDITY OF THE SECURITIES

The validity of each series of securities to be offered will be passed upon by the EIB, acting through its Legal Directorate, and by Cravath, Swaine & Moore LLP, London, United Kingdom, U.S. counsel for the EIB, and, if sold to or through underwriters, will be passed upon for such underwriters by Sullivan & Cromwell LLP, London, United Kingdom, U.S. counsel to such underwriters.  All statements in this prospectus with respect to the TFEU and the Statute have been passed upon by the EIB, acting through its Legal Directorate, and are included upon the authority of the EIB, acting through its Legal Directorate.  In rendering their opinions, Cravath, Swaine & Moore LLP and Sullivan & Cromwell LLP may rely as to matters concerning the TFEU and the Statute upon the opinion of the EIB, acting through its Legal Directorate.

EXPERTS

The following financial statements of the EIB as of December 31, 2022 and 2021, and for each of the fiscal years then ended, have been incorporated by reference herein (such reference being to the EIB’s Annual Reports on Form 18-K for the fiscal years ended December 31, 2022 and 2021), in reliance upon the reports of KPMG Audit Société à responsabilité limitée (formerly KPMG Luxembourg, Société anonyme), independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

(i)	the unconsolidated financial statements of the EIB prepared in accordance with the general principles of Directive 86/635/EEC of the Council of the European Communities of December 8, 1986 on the annual accounts and consolidated accounts of banks and other financial institutions, as amended by Directive 2001/65/EC of September 27, 2001, by Directive 2003/51/EC of June 18, 2003 and by Directive 2006/46/EC of June 14, 2006 (the “Directives”);

(ii)	the consolidated financial statements of the EIB prepared in accordance with the Directives; and

(iii)	the consolidated financial statements of the EIB prepared in accordance with International Financial Reporting Standards as adopted by the European Union.

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ENFORCEABILITY OF CIVIL LIABILITIES

The EIB is an autonomous public institution established by the TFEU and is located in the Grand Duchy of Luxembourg.  The president of the EIB and the members of its board of directors, board of governors and management committee, as well as the experts referred to in this prospectus, are in most or all cases non-residents of the United States, and all or a substantial portion of the assets of the EIB and of such other persons may be located outside the United States.

As a result, it may be difficult or impossible for investors (i) to effect service of process within the United States upon the EIB or those persons, (ii) to obtain jurisdiction over the EIB or those persons in proceedings brought in courts in the United States, including with respect to matters arising under U.S. Federal securities laws or any state securities laws, or (iii) to enforce in the United States judgments obtained in U.S. courts against the EIB or such persons, including judgments predicated upon civil liabilities under U.S. Federal securities laws or any state securities laws.  See also “Description of Securities—Governing Law, Jurisdiction and Consent to Service of Process” and “Description of Securities—U.S. Foreign Sovereign Immunities Act” above.

In addition, there may be doubt as to an investor’s ability to bring an original action in courts outside the United States to enforce liabilities against the EIB or those persons predicated upon U.S. Federal securities laws or any state securities laws and as to the enforceability in such courts of judgments of U.S. courts, including judgments predicated upon the civil liability provisions of U.S. Federal securities laws or any state securities laws.  Such enforceability would also be subject to the Protocol as described above under the headings “The European Investment Bank—Constitution and Membership” and “The European Investment Bank—Legal Status”.

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The Authorized Representative of the EIB in the United States is the Ambassador of the European Union to the United States, who is the Head of the EU Delegation to the United States, and whose address is Delegation of the European Union to the United States, 2175 K Street, N.W., Washington, D.C. 20037, United States of America.  As of the date of this prospectus, Mr. Stavros Lambrinidis is the Ambassador of the European Union to the United States.

OFFICIAL STATEMENT

The information set forth herein is stated on the authority of the president of the EIB, acting in his duly authorized official capacity as President.

EUROPEAN INVESTMENT BANK

By:	/s/ Werner Hoyer
	Name:	Werner Hoyer
	Title:	President

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ISSUER European Investment Bank 98-100, boulevard Konrad Adenauer L-2950 Luxembourg Grand Duchy of Luxembourg

LEGAL ADVISOR TO THE ISSUER Cravath, Swaine & Moore LLP 100 Cheapside London EC2V 6DT United Kingdom

LEGAL ADVISOR TO THE UNDERWRITERS Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom

FISCAL AGENT, REGISTRAR, TRANSFER AGENT AND PAYING AGENT Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom	LISTING AGENT Banque Internationale à Luxembourg S.A. 69, route d’Esch L-2953 Luxembourg Grand Duchy of Luxembourg

INDEPENDENT AUDITORS KPMG Audit Société à responsabilité limitée 39, avenue John F. Kennedy L-1855 Luxembourg Grand Duchy of Luxembourg

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European Investment Bank

$4,000,000,000 4.375% Notes due 2031

PROSPECTUS SUPPLEMENT

August 18, 2026

Barclays	Deutsche Bank	RBC Capital Markets